ADVENTRX TO DEVELOP ANX-188 FOR COMPLICATIONS OF ARTERIAL DISEASE

•	Seeking orphan drug designation in acute limb ischemia (ALI)

•	Phase 2 clinical proof-of-concept in ALI planned for late 2013/early 2014

•	CONFERENCE CALL TOMORROW AT 8:30 AM (ET) (details below)

SAN DIEGO – February 28, 2013 – ADVENTRX Pharmaceuticals, Inc. (NYSE MKT: ANX) today announced its plans to develop ANX-188 in complications of arterial disease, initially as an adjunct to thrombolytics in acute limb ischemia (ALI), a complication of peripheral arterial disease. Peripheral arterial disease affects an estimated 8 to 12 million people in the United States.

Arterial disease resulting from atherosclerotic and thromboembolic processes is a common circulatory problem in which plaque-obstructed arteries reduce the flow of blood to tissues. Peripheral arterial disease refers to disease affecting arteries outside the brain and heart and often refers to blockage of arteries in the lower extremities. Ischemic cerebrovascular infarction, or stroke, results from blockage of arteries to the brain, while myocardial infarction, or heart attack, results from blockage of arteries to the heart. Thrombolytic agents, such as tPA (tissue plasminogen activator), commonly referred to as “clot busting” drugs, are used to treat acute complications of peripheral arterial disease, heart attack and stroke.

R. Martin Emanuele, Senior Vice President, Development, said: “Data from experimental models demonstrate the potential for ANX-188, when used alone or in combination with thrombolytics, to improve outcomes for patients with thrombotic arterial disease, whether manifesting as acute limb ischemia, stroke or some other variant. Studies in animals and humans suggest that ANX-188 can shorten time-to-thrombolysis, improve blood flow, delay re-occlusion and reduce reperfusion injury, each of which may improve the effectiveness of existing thrombolytic agents.”

Santosh Vetticaden, Chief Medical Officer, said: “We plan to evaluate the potential of ANX-188 in arterial disease initially by evaluating it in acute limb ischemia. Near-term goals include seeking orphan drug designation for ANX-188 in ALI, meeting with FDA to discuss our development plan in ALI and, assuming FDA agrees with the plan, initiating a phase 2, clinical proof-of-concept study in late 2013 or early 2014. Currently, we estimate that third-party costs to conduct this study will be approximately $2 million and that it will take approximately 15 to 18 months to enroll. Ultimately, we plan to leverage the data in ALI to find a partner to develop ANX-188 in larger indications within arterial disease, such as stroke.”

Conference Call Information
The Company will hold a conference call tomorrow, Friday, March 1, 2013, at 8:30 a.m. (ET), 5:30 a.m. (PT) to discuss its development plans in acute limb ischemia. Interested parties may access the conference call by dialing (800) 860-2442 from the U.S. and (412) 858-4600 from outside the U.S. and should request the ADVENTRX Pharmaceuticals Update Call. The webcast will be available live via the Internet by accessing the Events & Presentations page of Investors section of ADVENTRX’s website at http://www.adventrx.com/investors/events/. Replays of the webcast will be available on the Company’s website for 30 days and a phone replay will be available through March 6, 2013 by dialing (877) 344-7529 from the U.S. and (412) 317-0088 from outside the U.S. and entering conference reference number 10025903.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a publicly traded biopharmaceutical company headquartered in San Diego, CA. The Company is leveraging the MAST (Molecular Adhesion and Sealant Technology) platform, derived from over two decades of clinical, nonclinical and manufacturing experience with purified and non-purified poloxamers, to develop ANX-188, its lead product candidate, for serious or life-threatening diseases with significant unmet needs. ANX-188 is a cytoprotective, hemorheologic, anti-inflammatory and anti-thrombotic agent that has potential utility in diseases or conditions characterized by microcirculatory insufficiency (endothelial dysfunction and/or impaired blood flow).

The Company is recruiting subjects in EPIC, a pivotal phase 3 study of ANX-188 in sickle cell disease. The Company plans to initiate a phase 2 clinical study of ANX-188 in acute limb ischemia, a complication of peripheral arterial disease, in late 2013 or early 2014. More information can be found on the Company’s web site at www.adventrx.com.

Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that are based on ADVENTRX’s current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements regarding the potential for ANX-188 to demonstrate clinical benefit in patients suffering from complications of arterial disease, including ALI, ADVENTRX’s plans to seek orphan drug designation for ANX-188 in ALI, and ADVENTRX’s near- and long-term development plans for ANX-188 in arterial disease and the timing of activities related to those plans. Among the factors that could cause or contribute to material differences between ADVENTRX’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: the potential for delays in the commencement or completion of clinical studies, including as a result of difficulties in obtaining regulatory agency agreement on clinical development plans or clinical study design, opening trial sites, enrolling study subjects, manufacturing clinical trial material, completing manufacturing process development activities, and being subject to a “clinical hold”; the risk of suspension or termination of a clinical study, including due to lack of adequate funding or patient safety concerns; the potential for institutional review boards or the FDA or other regulatory agencies to require additional nonclinical or clinical studies prior to initiation of planned phase 2 clinical studies of ANX-188 in any particular indication in which ADVENTRX determines to develop ANX-188, including ALI, which likely would increase the total time and cost of development in the indication; the risk that clinical studies of ANX-188 are not successfully executed and/or do not successfully demonstrate its safety or efficacy; the risk that, even if clinical studies are successful, the FDA determines they are not sufficient to support a new drug application; the risk that even if clinical studies of ANX-188 in one indication are successful, clinical studies in another indication may not be successful; ADVENTRX’s reliance on contract research organizations (CROs), contract manufacturing organizations (CMOs), and other third parties to assist in the conduct of important aspects of development of ANX-188, including clinical studies, and regulatory activities for ANX-188 and that such third parties may fail to perform as expected; ADVENTRX’s ability to obtain additional funding on a timely basis or on acceptable terms, or at all; the potential for ADVENTRX to delay, reduce or discontinue current and/or planned development activities, including clinical studies, partner ANX-188 at inopportune times or pursue less expensive but higher-risk development paths if it is unable to raise sufficient additional capital as needed; the risk that acceptable partnering opportunities for ANX-188 may not be available in particular jurisdictions or indications and, consequently, ADVENTRX may not be able to pursue development of ANX-188 in certain jurisdictions and indications; the risk that the FDA does not grant marketing approval of ANX-188, on a timely basis, or at all; the risk that ADVENTRX is not able to adequately protect its intellectual property rights relating to the MAST platform and ANX-188 and prevent competitors from duplicating or developing equivalent versions of its product candidates, including ANX-188; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to revise or update any forward-looking statement set forth in this press release to reflect events or circumstances arising after the date hereof, except as may be required by law.

Contact:
ADVENTRX Pharmaceuticals Ioana C. Hone (ir@adventrx.com)

858-552-0866 Ext. 303

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